UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2009

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cliffs Natural Resources Inc. published a news release on February 24, 2009 as follows:

Production Curtailments Announced at Hibbing Taconite and Northshore Mining
CLEVELAND, OH --February 24, 2009 --Cliffs Natural Resources Inc. (NYSE:CLF), today announced additional production curtailments and temporary facility shutdowns that will affect the Hibbing Taconite and Northshore Mining Company iron mining and pelletizing operations in Minnesota.

Hibbing Taconite: The owners of Hibbing Taconite Joint Venture have determined it necessary to further reduce pellet production by an additional 2.75 million tons in 2009. This production adjustment represents a 50% decrease from the mines original 2009 plan to produce 5.5 million tons. The reduction will be accomplished by idling a second of the facility’s three pelletizing furnaces at the end of March and then initiating a complete shutdown of the facility for approximately 15-weeks beginning in May.

With the production curtailment, it will be necessary to adjust employee headcount. In compliance with the U.S. Department of Labor’s Worker Adjustment and Retraining Notification (WARN) Act, notices have been sent to local government officials and the United Steelworkers. The WARN notices are necessary when there is a potential to lay off more than 50 employees for a period in excess of six months. Approximately 83 employees will receive the WARN notices, with layoffs commencing at the end of April.

Hibbing Taconite’s revised operating plan will utilize one pelletizing line from the end of March until May 16, at which time the facility will initiate a complete shutdown until August 31. Hibbing Taconite plans to restart one pelletizing line at the beginning of September, which will operate through the end of 2009 to reach the anticipated total pellet production of 2.75 million tons.

Hibbing Taconite has the potential to produce 8.3 million tons per year when operating at full rated capacity, and is jointly owned by subsidiaries of ArcelorMittal (62.3%), Cliffs Natural Resources (23%), and U.S. Steel Canada (14.7%). Northshore Mining Company: A one-month production shutdown will occur during April. The curtailment will reduce production at Northshore to approximately 3.7 million tons in 2009. Northshore anticipates restarting its two larger pelletizing lines at the beginning of May.

Northshore Mining Company, a wholly-owned Cliffs Natural Resources’ subsidiary, has the capability to produce 5.8 million tons annually when operated at its full rated capacity.

"Today’s announcement reflects the continuing difficult economic conditions of the global steel and iron ore industry," said Donald J. Gallagher, Cliffs’ President-North American Business Unit.

"The production adjustments announced today at Hibbing Taconite and Northshore Mining reflect reduced planned blast furnace operations by our steel company partners and customers. The actions being taken are necessary to balance mine production with demand."

ABOUT CLIFFS NATURAL RESOURCES INC.
Cliffs Natural Resources Inc. (NYSE: CLF) is an international mining and natural resources company. We are the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of metallurgical coal. With core values of environmental and capital stewardship, our colleagues across the globe endeavor to provide all stakeholders operating and financial transparency as embodied by the Global Reporting Initiative (GRI) framework. Our company is organized into the following geographic business units:

The North American business unit is comprised of six iron ore mines in Michigan, Minnesota and Eastern Canada, and two coking coal mining complexes in West Virginia and Alabama. The Asia Pacific business unit is comprised of two iron ore mining complexes in Western Australia and a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. The Latin American business unit includes a 30% interest in the Amapá Project, a Brazilian iron ore project , as well as a number of smaller greenfield projects not yet in production.

Cliffs has been actively executing a strategy designed to achieve scale in the mining industry and focused on serving the world’s largest and fastest growing steel markets.
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including: the impact of the global economic crisis on the North American and global integrated steel industry; the length and extent of any potential and current production curtailments at both our customer’s facility and at our iron ore and coal mining operations; changes in the sales volumes or mix; the impact of any decreases in international prices for iron ore and/or metallurgical coal resulting from the global economic crisis the impact of price-adjustment factors on the Company's sales contracts; changes in demand for iron ore pellets by North American integrated steel producers, or changes in Asian iron ore demand due to changes in steel utilization rates, operational factors, electric furnace production or imports into the United States and Canada of semi-finished steel or pig iron; the impact of consolidation and rationalization in the steel industry; availability of capital equipment and component parts; availability of float capacity; the impact of the global economic crisis on our ability to maintain adequate liquidity and on our ability to access capital market changes in the financial condition of the Company's partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability to achieve expected production levels; reductions in current resource estimates; failure to receive or maintain required environmental permits; problems with productivity, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, transportation, mine closure obligations and employee benefit costs; the ability to identify, acquire and integrate strategic acquisition candidates and the effect of these various risks on the Company's future cash flows, debt levels, liquidity and financial position.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company's Annual Report and Reports on Form 10-K, Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs Natural Resources' website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

SOURCE: Cliffs Natural Resources Inc.
News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1
To be added to Cliffs Natural Resources’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html
SOURCE: Cliffs Natural Resources Inc.

MEDIA CONTACT:
Maureen Talarico
District Manager-Public Affairs Minnesota
218-279-6120
218-341-1331
Maureen.Talarico@Cliffsnr.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

February 25, 2009	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary